UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2018

Lonestar Resources US Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
111 Boland Street, Suite 301
Fort Worth, Texas 76107
(Address of principal executive office) (Zip Code)
(817) 921-1889
(Registrants’ telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On October 23, 2018, the audit committee (the "Audit Committee") of the board of directors (the "Board") of Lonestar Resources US Inc. ("Lonestar" or the "Company") and senior management of the Company concluded that the consolidated financial statements included in the Company’s Annual Reports on Forms 10-K for the periods ended December 31, 2016 and 2017 (and the quarterly periods within those years), and Quarterly Reports on Forms 10-Q for the periods ended March 31, 2018, and June 30, 2018, should not be relied upon as a result of an error in the calculation of depreciation, depletion and amortization ("DD&A") expense included in Lonestar’s consolidated financial statements. The Company calculated its quarterly DD&A expense by using updated quarterly reserve estimates to recalculate DD&A expense looking back to the beginning of the applicable fiscal year instead of looking back to the beginning of the applicable quarterly period in accordance with the Securities and Exchange Commission's Accounting and Financial Reporting Interpretations and Guidance [March 31, 2001] paragraph [II] [F] [6]. This incorrect methodology resulted in the understatement of DD&A expense and the overstatement of oil and gas properties in like amounts, as well as the related income tax effects, in those consolidated financial statements.

The error had no impact on cash or total cash from operations. In addition, the calculations of EBITDAX for the years ended December 31, 2016 and 2017, and the first two quarters of 2018 remain unchanged as a result of the restatements set forth herein. The error had no material impact on the covenants and indemnifications for the Company's Senior Secured Credit Facility and 11.25% Senior Notes.

The Company intends to amend its Form 10-K for the year ended December 31, 2017, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, as soon as reasonably practical. The tables below present the anticipated impacts to the Company's consolidated statements of operations (unaudited, in thousands, except per share data):

	Year Ended
	December 31, 2017			December 31, 2016
	As Reported	Correction	As Restated	As Reported	Correction	As Restated
Depreciation, depletion and amortization	$52,718	$4,100	$56,818	$46,888	$5,107	$51,995
Impairment of oil and gas properties	33,413	—	33,413	33,893	1,677	35,570
Loss attributable to common stockholders	(42,631)	(4,822)	(47,453)	(94,335)	(4,365)	(98,700)
Basic and diluted earnings per share	(1.92)	(0.21)	(2.13)	(11.64)	(0.53)	(12.17)

	Three Months Ended
	March 31, 2018			June 30, 2018
	As Reported	Correction	As Restated	As Reported	Correction	As Restated
Depreciation, depletion and amortization	$15,563	$(138)	$15,425	$19,464	$1,273	$20,737
Loss attributable to common stockholders	(18,541)	116	(18,425)	(20,707)	(2,818)	(23,525)
Basic and diluted earnings per share	(0.75)	—	(0.75)	(0.84)	(0.12)	(0.96)

	Six Months Ended
	June 30, 2018
	As Reported	Correction	As Restated
Depreciation, depletion and amortization	$35,027	$1,135	$36,162
Loss attributable to common stockholders	(39,249)	(2,702)	(41,951)
Basic and diluted earnings per share	(1.60)	(0.11)	(1.71)

The tables below present the anticipated impacts to the consolidated balance sheets (unaudited, in thousands):

	December 31, 2017			December 31, 2016
	As Reported	Correction	As Restated	As Reported	Correction	As Restated
Oil and gas properties, net	$571,163	$(14,992)	$556,171	$439,228	$(10,892)	$428,336
Total assets	606,800	(14,992)	591,808	459,109	(10,892)	448,217
Accumulated deficit	(102,180)	(11,656)	(113,836)	(63,517)	(6,832)	(70,349)
Total equity	215,346	(11,656)	203,690	166,395	(6,832)	159,563

	March 31, 2018			June 30, 2018
	As Reported	Correction	As Restated	As Reported	Correction	As Restated
Oil and gas properties, net	$604,485	$(14,854)	$589,631	$633,880	$(16,127)	$617,753
Total assets	624,518	(14,854)	609,664	656,723	(14,465)	642,258
Accumulated deficit	(118,832)	(11,523)	(130,355)	(137,608)	(14,359)	(151,967)
Total equity	198,300	(11,523)	186,777	179,516	(14,359)	165,157

The Company is assessing potential remedial actions relating to the Company's accounting controls and staffing, as well as additional procedures and process improvements, and plans to implement such remedial actions as soon as practicable.

The chairman of the Audit Committee of the Company's Board has discussed the foregoing matters with Lonestar’s independent registered public accounting firm, BDO USA, LLP, and with the remaining members of the Audit Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: October 26, 2018	By:	/s/ Gregory R. Packer
	Name:	Gregory R. Packer
	Title:	Vice President, General Counsel & Corporate Secretary

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